UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 22, 2021
Date of Report (Date of earliest event reported)

CAI International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33388	94-3109229
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

Steuart Tower, 1 Market Plaza, Suite 2400, San Francisco, CA 94105
(Address of principal executive offices, including ZIP Code)

Registrant’s telephone number, including area code: (415) 788-0100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of exchange on which registered
Common Stock, par value $0.0001 per share	CAI	New York Stock Exchange
8.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, par value $0.0001 per share	CAI-PA	New York Stock Exchange
8.50% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, par value $0.0001 per share	CAI-PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K (the “Prior 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on June 21, 2021 by CAI International, Inc., a Delaware corporation (the “Company”), the Company entered into an Agreement and Plan of Merger  (the “Merger Agreement”), dated as of June 17, 2021, with Mitsubishi HC Capital Inc., a Japanese corporation (“Parent”), and Cattleya Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), relating to the proposed acquisition of the Company by Parent, subject to the terms and conditions set forth in the Merger Agreement.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

In accordance with the terms of the Merger Agreement, on November 22, 2021, Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger as a wholly-owned subsidiary of Parent. At the effective time of the Merger (the “Effective Time”):

•
each share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), that was issued and outstanding immediately prior to the Effective Time (other than Excluded Shares (as defined in the Merger Agreement)) ceased to be outstanding and was converted into the right to receive $56.00, in cash, without interest, subject to deductions of any applicable withholding taxes (the “Common Merger Consideration”);

•
each share of the Company’s 8.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), that was issued and outstanding immediately prior to the Effective Time, other than Excluded Shares, was converted into the right to receive an amount equal to the sum of: (i) the liquidation preference of $25.00 per share; plus (ii) the aggregate amount of all accrued and unpaid dividends on such Series A Preferred Stock as of the Effective Time, in cash, without interest, subject to deductions of any applicable withholding taxes (the “Series A Merger Consideration”); and

•
each share of the Company’s 8.50% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), that was issued and outstanding immediately prior to the Effective Time, other than Excluded Shares, was converted into the right to receive an amount equal to the sum of: (i) the liquidation preference of $25.00 per share; plus (ii) the aggregate amount of all accrued and unpaid dividends on such Series B Preferred Stock as of the Effective Time, in cash, without interest, subject to deductions of any applicable withholding taxes (the “Series B Merger Consideration”).

Pursuant to the Merger Agreement, at the Effective Time:

•
each stock option that was granted pursuant to the CAI International, Inc. 2007 Equity Incentive Plan, as amended from time to time or the CAI International, Inc. 2019 Incentive Plan, as amended from time to time (each, an “Equity Incentive Plan” and collectively, the “Equity Incentive Plans”), that remained outstanding immediately prior to the Effective Time (each, an “Option”) that had a per share exercise price that was less than $56.00, was cancelled at the Effective Time in exchange for an amount in cash, without interest, equal to the product of (x) the aggregate number of shares of Common Stock subject to such Option multiplied by (y) the excess of the Common Merger Consideration over the applicable per share exercise price of the Option, subject to any applicable withholding taxes;

•
each restricted stock unit that was granted pursuant to such applicable Equity Incentive Plan that remained outstanding immediately prior to the Effective Time (each, an “RSU”) and each RSU that was granted pursuant to an Equity Incentive Plan, that was subject to vesting, in part or in whole, based on the achievement of corporate performance goals that had not been satisfied as of immediately prior to the Effective Time and that remained outstanding immediately prior to the Effective Time (each, a “PRSU”) were cancelled and automatically converted at the Effective Time into the right to receive $56.00, in cash, without interest, for each share of Common Stock subject to the RSU or PRSU, subject to any applicable withholding taxes; and

•
as a result of the Merger, each restricted share of Common Stock that was issued under an Equity Incentive Plan that remains outstanding and unvested immediately prior to the Effective Time (each, an “RSA”) became fully vested and free of any applicable forfeiture restrictions, effective as of immediately prior to the Effective Time, and each such share of Common Stock ceased to be outstanding and was converted into the right to receive $56.00, in cash, without interest, subject to any applicable withholding taxes.

Furthermore, in accordance with the Merger Agreement, at the Effective Time, as a result of the Merger, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time (all of which shares were held of record by Parent) was converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Company, as the survivor of the Merger (the “Survivor Common Stock”), all of which shares of Survivor Common Stock, as a result of the Merger, (i) comprise all of the issued and outstanding capital stock of the Company as the survivor of the Merger, and (ii) are held of record by Parent.

The total amount of funds required to complete the Merger and the transactions contemplated thereby and pay related fees and expenses was approximately $1.1 billion. Parent funded the aggregate consideration with a combination of cash on hand, proceeds from another transaction and borrowings under a credit facility.

The foregoing summary of the Merger and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was attached as Exhibit 2.1 to the Prior 8-K and incorporated by reference herein.

The information set forth under “Introductory Note” of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 22, 2021, the Company notified the New York Stock Exchange (the “NYSE”) of the completion of the Merger and requested that the NYSE file with the SEC a notification of removal from listing and/or registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist each of the Common Stock, the Series A Preferred Stock and the Series B Preferred Stock from the NYSE and deregister each of the Common Stock, the Series A Preferred Stock and the Series B Preferred Stock under the Exchange Act. Trading of each of the Common Stock, the Series A Preferred Stock and the Series B Preferred Stock on the NYSE will be suspended prior to the opening of trading on November 23, 2021. The Company intends to file with the SEC a certification on Form 15 under the Exchange Act requesting the termination of the registration of each of the Common Stock, the Series A Preferred Stock and the Series B Preferred Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Section 13(a) and Section 15(d) of the Exchange Act.

The information set forth under “Introductory Note” and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03.	Material Modification to Rights of Security Holders.

As set forth under Item 2.01 of this Current Report on Form 8-K, as of the Effective Time, all issued and outstanding shares of each of the Common Stock, the Series A Preferred Stock and the Series B Preferred Stock, other than Excluded Shares, ceased to be outstanding and were converted into the right to receive the Common Merger Consideration, the Series A Merger Consideration or the Series B Merger Consideration, as applicable. At the Effective Time, all holders of each of the Common Stock, the Series A Preferred Stock and the Series B Preferred Stock ceased to have any rights with respect thereto other than the right to receive the Common Merger Consideration, the Series A Merger Consideration or the Series B Merger Consideration, as applicable, in each case, pursuant to the Merger Agreement.

The information set forth under “Introductory Note,” Item 2.01 and Item 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

As a result of the Merger, a change in control of the Company occurred, and the Company is now a wholly-owned subsidiary of Parent.

The information set forth under “Introductory Note” and Item 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon consummation of the Merger, at the Effective Time, David G. Remington, Kathryn G. Jackson, Andrew S. Ogawa, Gary M. Sawka and John H. Williford ceased service as directors of the Company. These departures were not a result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices. Simultaneously, Toshio Oka and Kenji Yasuno became directors of the Company as the survivor of the Merger until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal, in accordance with the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws (each as defined herein).  Timothy B. Page remained as a director of the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time and as a result of the Merger, the amended and restated certificate of incorporation of the Company, as amended, was amended and restated in its entirety and such amended and restated certificate of incorporation (the “Amended and Restated Certificate of Incorporation”) was filed as Exhibit A to the Certificate of Merger with the Delaware Secretary of State and became the Amended and Restated Certificate of Incorporation of the Company as the survivor of the Merger. Also pursuant to the Merger Agreement and resolutions adopted immediately after the Effective Time by the new directors of the Company as the surviving corporation, the amended and restated bylaws of the Company, as in effect immediately prior to the Effective Time, were amended and restated to read in their entirety as the bylaws of Merger Sub as in effect immediately prior to the Effective Time (except all references therein to the name of Merger Sub were replaced with the name of the Company) (the “Amended and Restated Bylaws”). A copy of the Amended and Restated Certificate of Incorporation and a copy of the Amended and Restated Bylaws are attached as Exhibit 3.1 and Exhibit 3.2 to this Current Report on Form 8-K, respectively, and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit
2.1*
Agreement and Plan of Merger, dated as of June 17, 2021, by and among Mitsubishi HC Capital Inc., Cattleya Acquisition Corp. and CAI International, Inc. (filed as Exhibit 2.1 to CAI International, Inc.’s Current Report on Form 8-K filed on June 21, 2021 and incorporated herein by reference).

3.1	Amended and Restated Certificate of Incorporation of CAI International, Inc.
3.2	Amended and Restated Bylaws of CAI International, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*
Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to supplementally furnish copies of any omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAI INTERNATIONAL, INC.

Dated: November 22, 2021	By:	/s/ Timothy B. Page
Name:	Timothy B. Page
Title:	President and Chief Executive Officer